Exhibit 1.1

TCF FINANCIAL CORPORATION

7,000,000 DEPOSITARY SHARES, EACH REPRESENTING A 1/1,000TH
INTEREST IN A SHARE OF SERIES C NON-CUMULATIVE
PERPETUAL PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

September 7, 2017

September 7, 2017

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

TCF Financial Corporation, a Delaware corporation (the “Company”), proposes to issue, or cause to be issued, and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of depositary shares (the “Depositary Shares”) set forth in Schedule I hereto (the “Shares”), each representing a 1/1,000th interest in a share of Series C Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share) (the “Preferred Stock”).  If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms. The Preferred Stock will, when issued, be deposited by the Company against delivery of a depositary receipt (the “Depositary Receipt”) which will evidence the Shares to be issued by Computershare Trust Company, N.A. and Computershare, Inc. (jointly, the “Depositary”), under a Deposit Agreement, to be dated as of September 14, 2017 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. The Depositary Receipt will evidence one or more Depositary Shares. The Preferred Stock is to be issued by the Company pursuant to the provisions of the certificate of designations relating to the Preferred Stock (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware prior to the Closing Date (as defined in Section 4). The Preferred Stock and the Shares are hereinafter collectively referred to as the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto), on Form S-3, relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated September 7, 2017 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”

The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus filed with the Commission.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein (the “Incorporated Documents”).  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.                        Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)         The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)         (i) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain, will not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c)          Each preliminary prospectus filed as part of the Registration Statement, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d)         The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)          The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules to such financial statements included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

(g)          Except in each case as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, (i) there has not been any material change in the capital stock (other than (1) the issuance of the Securities pursuant to this Agreement, (2) the issuance of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) upon exercise of stock options and warrants described as outstanding, in, and the grant of options and awards, including but not limited to restricted stock and performance units, under any equity incentive plans in existence as of the date hereof and described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, (3) the issuance of shares of Common Stock to the Company’s employee plans, including but not limited to the employee stock purchase plan and supplemental employee retirement plan, that are in existence as of the date hereof and described in the Registration Statement, the Prospectus and the Time of Sale Prospectus and (4) pursuant to the exercise of currently outstanding warrants to purchase up to an aggregate of 3,199,988 shares of Common Stock, (ii) there has not been a material increase in the long-term debt of the Company and any of its subsidiaries on a consolidated basis, and (iii) there has not been a Material Adverse Effect (as defined below).  As used herein, “Material Adverse Effect” means a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole.

(h)         The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with all power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(i)             Each of the Company’s significant subsidiaries has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with all power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock or other equity interests of each such significant subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as otherwise described in the Registration Statement, the Prospectus or the Time of Sale Prospectus; the Company has no “significant subsidiary,” as that term is defined in clauses (1) and (2) of the definition of “Significant Subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Act, or any other subsidiaries that, taken together, would comprise a “significant subsidiary,” other than TCF National Bank and its subsidiaries (collectively, the “Bank”).

(j)            The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  The Bank is a national banking association duly organized and validly existing under the laws of the United States of America.

(k)         The Company and each of its subsidiaries are in compliance with all laws administered by the regulations of the Office of the Comptroller of Currency (the “OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and any other federal or state bank regulatory authorities (collectively with the OCC, FDIC and the Federal Reserve Board, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its subsidiaries to the extent such laws or regulations apply to the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management; the deposit accounts of the Bank are insured with the FDIC up to applicable limits to the fullest extent permitted by law; no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or the Bank, threatened; and the Bank is the only bank subsidiary of the Company.

(l)             The Company has an authorized capitalization as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus, and the Time of Sale Prospectus and other than (i) the issuance of the Securities pursuant to this Agreement, (ii) the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards, including but not limited to restricted stock and performance units, under any equity incentive plans in existence as of the date hereof and as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, (iii) the issuance of shares of Common Stock to the Company’s employee plans, including but not limited to the employee stock purchase plan and supplemental employee retirement plan, that are in existence as of the date hereof and described in the Registration Statement, the Prospectus and the Time of Sale Prospectus and (iv) the currently outstanding warrants to purchase up to an aggregate of 3,199,988 shares of Common Stock, there are no outstanding rights (including without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its significant subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company or any such significant subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

(m)     The Deposit Agreement has been duly authorized and, when duly executed and delivered by the Company, will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(n)         The shares of Preferred Stock represented by the Shares and the Shares have been duly authorized by the Company and, when the Preferred Stock is issued and delivered and paid for as provided herein, the Preferred Stock will be duly and validly issued, fully paid and nonassessable and will have the rights set forth in the Certificate of Designations; all corporate action required to be taken for the authorization and issuance of the Preferred Stock underlying the Shares and the sale of the Shares has been validly and sufficiently taken, and upon deposit of the Preferred Stock underlying the Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Depositary Receipt in accordance with the Deposit Agreement, the Shares will be duly and validly issued and the holder of the Depositary Receipt representing the Shares will be entitled to the rights specified in such Depositary Receipt and the Deposit Agreement; and the stockholders of the Company do not have any preemptive or similar rights with respect to the Securities.

(o)         The Certificate of Designations, the proposed form of which has been furnished to you, will have been duly filed with the Secretary of State of Delaware, on or before the Closing Date.

(p)         The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement, to issue and deliver the Preferred Stock and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Deposit Agreement, the due and proper authorization, issuance and delivery of the Preferred Stock and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(q)         This Agreement has been duly authorized, executed and delivered by the Company.

(r)            This Agreement conforms and the Securities, the Deposit Agreement and the Depositary Receipt will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

(s)           Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)            The execution, delivery and performance by the Company of this Agreement and the Deposit Agreement, the compliance by the Company with the terms hereof and thereof, the consummation of the transactions contemplated hereby and thereby and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement and the Deposit Agreement, the compliance by the Company with the terms hereof and thereof, the consummation of the transactions contemplated hereby and thereby and the issuance and sale of the Securities, except as have been made or obtained and except as may be required by and made with or obtained from state securities laws or regulations.

(u)         Except as described in the Registration Statement, the Prospectus or the Time of Sale Prospectus, there is no legal, governmental or regulatory investigation, action, suit or proceeding pending, or to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)         There are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement and described in the Registration Statement, the Prospectus and the Time of Sale Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

(w)       KPMG LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(x)         The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or the Time of Sale Prospectus, will not be required to register as an “investment company” within the meaning of the

Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y)         The Company and its subsidiaries have filed all material tax returns required to be filed through the date hereof and paid all material federal, state, local and foreign taxes due on such returns.  Except as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except those as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)          The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidance applicable thereto.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(aa)  The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting was effective as of December 31, 2016, and the Company is not aware of any material weaknesses in its internal controls over financial reporting since such time.

(bb)  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(dd)  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ee)    The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ff)      To the knowledge of the Company, the statistical and market-related data incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus are based on or derived from sources that are reliable and accurate in all material respects.

(gg)    The Company is a “well-known seasoned issuer,” as defined under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Shares.  The Company has paid or will pay when due the registration fee for this offering pursuant to Rule 457 under the Securities Act.

(hh)  (i) None of the Company or its subsidiaries or affiliates or, to the knowledge of the Company, any director, officer, employee, agent or other person associated with or acting on behalf of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of applicable anti-corruption laws; (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and enforced and will continue to maintain and enforce policies and procedures reasonably designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ii)          Except as otherwise disclosed in the Prospectus or the Incorporated Documents, or described in the Form of Consent Order and the Form of Stipulation and Consent to the Issuance of a Consent Order, each dated July 20, 2010, issued by the OCC in the matter of the Bank, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering and terrorist financing statutes of jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, which would reasonably be expected to result in a Material Adverse Effect.

(jj)        (i) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) currently the subject or target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject or the target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the region of Crimea (each, a “Sanctioned Country”)).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions;

(B) to fund or facilitate any activities or business in any Sanctioned Country; or

(C) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person that at the time of the dealing or transaction it knew or knows to be, as applicable, the subject or the target of Sanctions or with any Sanctioned Country.

(kk)  The statements relating to regulatory matters, documents or proceedings included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 under the caption “Item I. Business—Regulation,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, are accurate in all material respects.

(ll)          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.                        Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

3.                        Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.                        Payment and Delivery.  Payment for the Shares shall be made to the Company by wire transfer payable in same-day funds to an account specified by the Company on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.                        Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)         Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)        there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)     there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)         The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          (1) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Faegre Baker Daniels LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit A-1 hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters; and (2) the Underwriters shall have received on the Closing Date an opinion of Joseph Green,

Senior Vice President, General Counsel and Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit A-2 hereto.

(d)         The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Managers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)          The Underwriters shall have received, on each of the date hereof and the Closing Date, as applicable, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6.                        Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)         To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)         Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)          To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)         Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)           If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)          To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)         To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided that the Company may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act.

(i)             Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange (“NYSE”), (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, including the Depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement, (x) any fees charged by rating agencies for the rating of the Shares and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)            If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)         To use its commercially reasonable efforts to list the Shares on the NYSE within 30 days of the Closing Date and to maintain the listing of the Shares on the NYSE.

(l)             Without the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, not to, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company that are substantially similar to the Securities (“Similar Securities”) or any securities convertible into or exercisable or exchangeable for any Similar Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Similar Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Similar Securities or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Similar Securities or any securities convertible into or exercisable or exchangeable for Similar Securities.  The foregoing sentence shall not apply to the Securities to be sold hereunder.

7.                        Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                        Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties for any liability which it or they may have to the indemnified party for contribution otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and payment of the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party shall have failed to assume the defense and employ counsel.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the indemnified party (which, in the case that an underwriter is the indemnified party, shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto), and that all such fees and expenses shall be reimbursed as they are incurred.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)         To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.                        Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American or the NASDAQ Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this Section 9, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.                 Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.                 Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)         The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.                 Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signed counterparts may be delivered by facsimile transmission, by email of a .pdf attachment or by similar electronic means, each of which shall be effective as delivery of a manually executed counterpart.

13.                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.                 Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.                 Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

[Signature page follows]

Very truly yours,

TCF FINANCIAL CORPORATION

By:	/s/ Brian W. Maass
	Name:	Brian W. Maass
	Title:	EVP CFO

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC
UBS Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

By:	UBS Securities LLC

By:	/s/ James Anderson
	Name:	James Anderson
	Title:	Executive Director

By:	/s/ Mehdi Manii
	Name:	Mehdi Manii
	Title:	Director

[Signature page to Underwriting Agreement]

SCHEDULE I

Managers:

Managers authorized to release lock-up under Section 6:	Morgan Stanley & Co. LLC
UBS Securities LLC

Managers authorized to appoint counsel under Section 8:	Morgan Stanley & Co. LLC
UBS Securities LLC

Registration Statement File No.:	333-220374

Time of Sale Prospectus:	Prospectus dated September 7, 2017 relating to the Shelf Securities and the preliminary prospectus supplement dated September 7, 2017 relating to the Shares

Price to the Public: $25 per share

Lock-up Restricted Period:	30 days for the Company

Title of Shares to be purchased:	Depositary Shares, Each Representing a 1/1,000th Interest in a Share of Series C Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share

Number of Shares:	1,805,000 shares sold to institutional investors
5,195,000 shares sold to retail investors

Purchase Price:	$24.50 per share sold to institutional investors
$24.2125 per share sold to retail investors

Initial Public Offering Price:	$25.00 a share

Selling Concession:	$0.50 a share (or $0.30 a share in the case of institutional investors)

Reallowance:	$0.45 a share

Free Writing Prospectuses:	Final Term Sheet filed with the Commission by the Company on September 7, 2017 pursuant to Rule 433 under the Securities Act and attached hereto as Schedule III

Closing Date and Time:	September 14, 2017, 10:00 a.m. EDT

Closing Location:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Address for Notices to Underwriters:	Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, NY 10036
Attention: Investment Banking Division
Phone: (212) 761-6691
Facsimile: (212) 507-8999

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Attention: Fixed Income Syndicate
Facsimile: (203) 719-0495

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk
Facsimile: (212) 834-6081

RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281
Attention: USDCM Transaction Management
Facsimile: (212) 658-6137

Address for Notices to the Company:	TCF Financial Corporation
200 East Lake Street
Wayzata, MN 55391
Attention: General Counsel
Facsimile: (952) 475-7975

I-2

SCHEDULE II

Underwriter	Number of Shares To Be Purchased
Morgan Stanley & Co. LLC	2,800,000
UBS Securities LLC	2,800,000
J.P. Morgan Securities LLC	1,050,000
RBC Capital Markets, LLC	350,000
Total:	7,000,000

II-1

SCHEDULE III

Final Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-220374

September 7, 2017

TCF Financial Corporation

7,000,000 Depositary Shares, Each Representing a 1/1,000th Interest in a Share of
Series C Non-Cumulative Perpetual Preferred Stock

This term sheet should be read together with the preliminary prospectus supplement dated September 7, 2017 and the accompanying prospectus dated September 7, 2017, relating to the depositary shares, each representing a 1/1,000th interest in a share of Series C Non-Cumulative Perpetual Preferred Stock of TCF Financial Corporation.

Issuer:	TCF Financial Corporation

Security:	Depositary Shares, Each Representing a 1/1,000th Interest in a Share of Series C Non-Cumulative Perpetual Preferred Stock (the “Series C Preferred Stock”)

Size:	$175,000,000 (7,000,000 depositary shares)

Over-allotment Option:	None

Term:	Perpetual

Expected Ratings*:	[Intentionally Omitted]

Liquidation Preference:	$25 per depositary share (equivalent to $25,000 per share of Series C Preferred Stock)

Dividend Rate (Non-Cumulative):	At a rate per annum equal to 5.70% from September 14, 2017

Dividend Payment Dates:	1st day of March, June, September and December of each year, commencing on December 1, 2017

Optional Redemption:

The Series C Preferred Stock may be redeemed at TCF Financial Corporation’s option in whole or in part, from time to time, on December 1, 2022 or on any dividend payment date thereafter at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends for prior dividend periods, without accumulation of any undeclared dividends. The Series C Preferred Stock may also be redeemed at TCF Financial Corporation’s option in whole, but not in part, prior

III-1

to December 1, 2022 within 90 days of a “regulatory capital treatment event,” as described in the prospectus supplement, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends for prior dividend periods, without accumulation of any undeclared dividends. Neither the holders of Series C Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series C Preferred Stock.

Trade Date:	September 7, 2017

Settlement Date:

September 14, 2017 (T+5) We expect that delivery of the depositary shares will be made against payment therefor on or about the closing date specified on the cover page of prospectus supplement, which will be the fifth business day following the date of the pricing of the depositary shares. Under Rule 15c6-1 of the Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on the date hereof or on or prior to the second business day prior to the original issue date will be required, by virtue of the fact that the depositary shares initially will settle in T+5 to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of depositary shares who wish to trade depositary shares prior to their delivery hereunder should consult their own advisor.

Public Offering Price:	$25.00 per depositary share

Underwriting Discounts and Commissions:	$0.5000 per depositary share sold to institutional investors ($902,500.00 in the aggregate) and $0.7875 per depositary share sold to retail investors ($4,091,062.50 in the aggregate)

Net Proceeds (before expenses) to Issuer:	$170,006,437.50

Use of Proceeds

We expect to use the net proceeds from the sale of the depositary shares representing interests in the Series C Preferred Stock and additional cash on hand to redeem all of our issued and outstanding Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), subject to approval of such redemption by the Federal Reserve. The redemption of all of our Series A Preferred Stock will result in the redemption of all of our depositary shares, each representing a 1/1,000th interest in a share of our Series A Preferred Stock.

Joint Book-Running Managers:	Morgan Stanley & Co. LLC
UBS Securities LLC

Joint Lead Managers:	J.P. Morgan Securities LLC
RBC Capital Markets, LLC

Listing:	We intend to apply to list the depositary shares on the New York Stock Exchange under the symbol “TCFPRD.”

CUSIP/ISIN:	872275 300 / US8722753006

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement, including a prospectus and a prospectus supplement, with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and the prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by calling Morgan Stanley & Co. LLC at 1-866-718-1649 (toll-free) or UBS Securities LLC at 1-888-827-7275 (toll-free).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT A-1

1.                                      The Registration Statement has become effective under the Securities Act and the Prospectus was filed on September 7, 2017 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

2.                                      The Registration Statement, the Prospectus and the Time of Sale Prospectus (other than financial statements, financial schedules and other financial and statistical data contained therein) comply as to form in all material respects with the requirements of the Securities Act.

3.                                      The Certificate of Designations has been duly filed with the Secretary of State of Delaware.

4.                                      Each of the Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

5.                                      The Preferred Shares and the Depositary Shares have been duly authorized by the Company and, when the Preferred Shares are issued and delivered as provided in the Underwriting Agreement, the Preferred Shares will be duly and validly issued, fully paid and non-assessable and will have the rights set forth in the Certificate of Designations; all corporate action required to be taken on behalf of the Company for the authorization and issuance of the Preferred Shares and the sale of the Depositary Shares has been validly and sufficiently taken; and the stockholders of the Company do not have any statutory preemptive rights with respect to the Securities.

6.                                      The Deposit Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States. We express no opinion, however, as to Section 5.6 of the Deposit Agreement.

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7.                                      Upon due issuance by the Depositary of the Depositary Receipt evidencing the Depositary Shares against the deposit of the Preferred Shares in accordance with the provisions of the Deposit Agreement and payment therefor in accordance with the Underwriting Agreement, the Depositary Shares will be legally issued and the Depositary Receipt will entitle the person in whose name the Depositary Receipt is registered to the rights specified therein and in the Deposit Agreement, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

8.                                      The execution, delivery and performance by the Company of the Underwriting Agreement and the Deposit Agreement and the issuance and sale of the Securities will not (i) result in any violation of the provisions of the charter or bylaws of the Company or (ii) result in the violation of any Company Generally Applicable New York Law, Company Generally Applicable U.S. Federal Law or Delaware General Corporation Law.  As used herein, the term “Company Generally Applicable New York Law” means any New York statute, rule or regulation applicable to the Company other than those that are part of a regulatory scheme specifically applicable to business organizations engaged in the type of regulated business activities conducted by the Company and the term “Company Generally Applicable U.S. Federal Law” means any United States Federal statute, rule or regulation applicable to the Company other than those that are part of a regulatory scheme specifically applicable to business organizations engaged in the type of regulated business activities conducted by the Company.

9.                                      No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required under Company Generally Applicable New York Law, Company Generally Applicable U.S. Federal Law or Delaware General Corporation Law for the execution, delivery and performance by the Company of the Underwriting Agreement and the Deposit Agreement and the issuance and sale of the Securities pursuant to the Underwriting Agreement, except as have been made or obtained and except for the registration of the Securities under the Securities Act, the listing of the Depositary Shares on the New York Stock Exchange and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Depositary Shares by the Underwriters.

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10.                               The statements set forth in the Basic Prospectus under the captions “Description of Preferred Stock” and “Description of Depositary Shares” and in each of the Prospectus and the Time of Sale Prospectus under the captions “Description of Series C Preferred Stock” and “Description of Depositary Shares,” insofar as they purport to constitute a summary of the terms of the Securities, are accurate and complete in all material respects.

11.                               The statements set forth in each of the Prospectus and the Time of Sale Prospectus under the caption “U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

12.                               The Company is not, nor will it be after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

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EXHIBIT A-2

1.                                      The Company and each of its significant subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.                                      The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank is validly existing as a national banking association under the laws of the United States of America.

3.                                      All of the outstanding shares of capital stock or other equity interests of the Company have been duly and validly authorized and issued, are fully paid and non-assessable.

4.                                      All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and (except as provided in 12 U.S.C. §55 in the case of the Bank) non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for any such lien, encumbrance, equity or claim that would not, individually or in the aggregate, have a Material Adverse Effect.

5.                                      The execution, delivery and performance by the Company of the Underwriting Agreement and the Deposit Agreement and the issuance and sale of the Securities will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of the Delaware General Corporation Law or any United States Federal law, statute, rule or regulation that is part of a regulatory scheme specifically applicable to business

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organizations engaged in the type of regulated business activities conducted by the Company (“Company Specified U.S. Federal Law”) or any judgment or order of any court or Federal or state regulatory body or administrative agency having jurisdiction over the Company or any of its significant subsidiaries or any of their property or assets, except, in the case of clauses (i) and (iii) above, for any such breach, violation or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.                                      No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory agency or body is required under Company Specified U.S. Federal Law for the execution, delivery and performance by the Company of the Underwriting Agreement and the Deposit Agreement and the issuance and sale of the Securities pursuant to the Underwriting Agreement, except as have been made or obtained and except for the registration of the Securities under the Securities Act, the listing of the Depositary Shares on the New York Stock Exchange and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Depositary Shares by the Underwriters.

7.                                      Except as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to my knowledge, any legal, governmental or regulatory investigation, action, suit or proceedings threatened against the Company or any of its subsidiaries or to which any property of the Company or any of its subsidiaries is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.                                      The documents incorporated by reference in the Prospectus and the Time of Sale Prospectus (other than the financial statements and related schedules therein, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

9.                                      The statements set forth in the Prospectus and the Time of Sale Prospectus under the caption “Regulation and Supervision,” insofar as they purport to constitute a summary of certain provisions of the laws, regulations and documents referred therein, are accurate and complete in all material respects.

10.                               The stockholders of the Company do not have any contractual preemptive rights with respect to the Securities.

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